FILED PURSUANT TO RULE 424(b)(3)

Registration No. 333-136614

PROSPECTUS

CASSIDY MEDIA, INC.

3,000,000 shares of common stock to be offered and issued directly by the Company
500,000 shares of common stock held by stockholders

We are a development stage company and have not generated any revenue to date. Cassidy Media, Inc. is focused on becoming an online marketing and media solutions firm. The prospectus relates to the sale by us of up to 3,000,000 shares of common stock and to the resale by certain selling security holders of the Company of up to 500,000 shares of common stock. Upon the effectiveness of this prospectus: (a) we may offer to sell shares of our common stock being offered in this prospectus at a purchase price of $0.03 per share; and (b) the selling security holders may offer to sell shares of our common stock being offered in this prospectus at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

We expect to receive up to $90,000 in gross proceeds from the sale of shares of our common stock by us in the offering. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of August 8, 2006, we have 9,000,000 common shares issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board.
Investing in our securities involves significant risks. See "Risk Factors" beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is September 6, 2006.

Prospectus Summary

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

Cassidy Media, Inc. was incorporated on June 7, 2006. Cassidy Media, Inc. is focused on becoming an online marketing and media solutions firm. We have not generated any revenue to date and are a development stage company. We currently have no employees other than our two officers who also serve on our board.

Our offices are currently located at P.O. Box 49, 134 Suncook Valley Road, Center Barnstead, New Hampshire 03225. Our telephone number is (702) 943-0714. We do not currently have a website.

The Offering

Shares being offered; Offering Price
The sale by us to the public of up to 3,000,000 shares of common stock at $0.03 per share, and the resale by certain selling security holders of the Company of up to 500,000 common shares at $0.02 per share, which shares were issued in June and July of 2006 in transactions exempt from registration under the Securities Act of 1933.

Terms of the offering
The offering will commence when the Securities and Exchange Commission declares this prospectus effective. The offering will terminate upon the earlier of the sale of all the shares of common stock being offered or 90 business days after the date hereof.

Number of shares outstanding before
the offering	9,000,000

Number of shares outstanding after the
offering if all the shares are sold	12,000,000

Our executive officers currently hold approximately 94% of our shares of common stock, and, as a result, will exercise control over our direction. After the offering, our officers will hold approximately 71% of our shares of common stock if we are successful at selling all the shares offered.

Market for the common shares
There is no public market for our common shares. We intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds
If we are successful at selling all the shares being offered by our Company, our gross proceeds from such offering will be $90,000. We intend to use these proceeds towards the payment of the following expenses, in the following order of priority: (a) first, up to $43,607 for expenses related to this offering; (b) second, up to $9,393 for the creation of a website; and (c) third, up to $37,000 for a marketing plan. We will not receive any proceeds from the sale of shares by the selling stockholders.

Summary Financial Information

	For The Period June 7, 2006 (Inception) To July 31, 2006
Statement of Operations Data:

Revenues			$--

Net Loss			$(2,982)

Net Loss Per Common Share - Basic and Diluted		$	(0.00)
Weighted Average Common Shares Outstanding - Basic and Diluted	9,000,000

	July 31, 2006
Working Capital			$368
Total Assets			$17,925
Stockholders' Equity			$7,868

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

1. We are a development stage company and may never be able to effectuate our business plan.

We were established on June 7, 2006. As a development stage company we may not be able to successfully effectuate our business plan. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

2. We expect losses in the future because we have no revenue.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the marketing of our services. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3. If our business plans are not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this registration statement, at July 31, 2006 we had working capital of approximately $400 and stockholders’ equity of approximately $7,900. In addition, we had a net loss of approximately $3,000 for the period June 7, 2006 (inception) to July 31, 2006.

These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period June 7, 2006 (inception) to July 31, 2006. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

4. Since our officers work or consult for other companies, their activities could slow down our operations.

Our officers who also serve as our directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

5. As our two officers, Ms. Kimberly A. Hennessey and Nicole Gagne have no technical training or experience in developing and operating an online advertising business, we will have to hire qualified consultants. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

As neither of our executive officers has any technical training or experience in creating and operating an online advertising business, we will have to hire qualified consultants to perform various necessary tasks. Our two officers and directors are the same two persons. Additionally, due to their lack of experience, our executive officers may make wrong decisions and choices regarding marketing and technology and may not take into account standard managerial approaches which online advertising companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

6. If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to obtain all required equipment and resources to operate an online advertising business, develop and implement a marketing and sales program and address all necessary infrastructure concerns. We anticipate that we will require up to approximately $250,000 to fund our continued operations for the next twelve months. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

7. We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in our having to curtail or cease operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

8. We may not be able to compete with current and potential online advertising companies, some of whom have greater resources and experience than we do.

The online advertising market is intensely competitive, highly fragmented and subject to rapid change. We do not have the resources to compete with our existing competitors or with any new competitors. We compete with many companies which have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to develop clients for our services.

9. Our principal stockholders, officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our two officers and directors, in the aggregate, beneficially own approximately or have the right to vote 94% of our outstanding common stock. As a result, these two stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our directors and executive officers could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating To Our Common Shares

10. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

11. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

12. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

13. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

14. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

15. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Capitalization

The following table sets forth, as of July 31, 2006, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of 3,000,000 shares of common stock being offered hereby at the initial public offering price of $.03 per share and the application of the estimated net proceeds therefrom as described in “Use of Net Proceeds”. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

	July 31, 2006
	Actual	As Adjusted
Long-term debt	$10,000	$10,000
Stockholders’ equity: Preferred Stock $.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding as adjusted	-	-
Common Stock, $.0001 par value, 500,000,000 shares authorized, 9,000,000 shares issued and outstanding; 12,000,000 shares Issued and outstanding as adjusted	900	1,200
Additional paid-in capital	9,950	56,043
Deficit accumulated during the development stage	(2,982)	(2,982)
Total stockholders equity	7,868	54,261

Total Capitalization	$17,868	$64,261

Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors”, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The Offering

This prospectus relates to the following:

(a) We are also offering for sale to the public up to 3,000,000 shares of common stock at $0.03 per share. We will offer the shares directly to the public through our directors and officers , without the use of any broker-dealer. Our directors and officers will not receive any compensation, directly or indirectly, in connection with the offer and sale of the shares under this prospectus.

(b) The resale by certain selling security holders of the Company of up to 500,000 share of common stock in connection with the resale of shares of common stock issued by us in private placements transactions exempt from registration under Regulations S and D promulgated under the Securities Act of 1933, as amended, in June and July of 2006. The selling security holders may offer to sell the common shares being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of common shares by the selling security holders.

Use of Proceeds

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders. However, we will receive up to $90,000 in proceeds from the sale of shares offered by us under this prospectus. The proceeds we receive shall be used towards the payment of the following expenses, in the following order of priority:

(a) First, up to $43,607 for expenses related to this offering. The amounts to be paid from the proceeds for expenses of the offering are: $25,000.00 for legal fees; $15,000.00 for audit fees; $107 for filing fee; and $3,500 miscellaneous expenses. No funds contemplated in this offering will be used to reimburse any officer, director, or stockholder for services already rendered, assets previously transferred, or monies loaned or advanced.

(b) Second, up to $9,393.00 for the creation of a website; and

(c) Third, up to $37,000.00 for a marketing plan.

If we cannot succeed in implementing our strategy, then our prospects for growth are substantially undermined and without additional capitalization our capacity to survive as a going concern is unlikely.

Determination of Offering Price

The selling shareholders may sell their shares of our common stock at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The offering price of $0.02 per share is based on the prices at which the selling shareholders purchased their shares in the private placements held in June and July of 2006 and does not have any relationship to any established criteria of value, such as book value or earnings per share.

With respect to the sale of up to 3,000,000 shares of common stock by us, we arbitrarily determined the price at which such shares would be sold as $0.03 per share. We considered several factors in such determination, including the following: (a) our ability to raise funds under this offering; (b) our limited history of operations; (c) prospects for the industry in which we compete; (d) our existing capital structure; and (e) our ability to raise funds in the future. The public offering price of the shares does not bear any relationship to established valuation criteria and is not indicative of prices that may prevail in the future. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price higher than the offering price in this offering.

Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Description of Business

Summary

We have not generated any revenue to date and are a development stage company. Cassidy Media, Inc. is focused on becoming an online marketing and media solutions firm. Our goal is to maximize the value of our clients' advertising and e-Business by providing effective online marketing. We expect to attain this goal by providing clients with assistance through the creative process, production, planning and placement of online advertisements.

Over the past few years, corporations have increasingly recognized the tremendous potential advantages of online marketing. These advantages include;

• Instant ability to buy - consumers can purchase on impulse.
• Permission Marketing - ads can be targeted to a market of consumers who choose to see the advertisements.
• Viral Marketing - appealing media spreads like wildfire on the internet.
• Adaptive Marketing - media can be adapted in response to ongoing market research.
• Economies of Scale - 24 hour worldwide accessibility lowers the per-viewing cost.
• Ease of Information - consumers can learn about a product or service at their convenience.
• Measurement - results can be measured easily and effectively.

Cassidy Media, Inc. hopes to assist prospective clients to realize these advantages by building a management team that is both experienced and respected in the field of advertising. Once in place, management will then recruit personnel for both the technical and creative staff and begin operations.
We have not commenced operations other than in connection with this offering. Our officers and directors have no experience in the on-line advertising business.

We do not have sufficient capital to operate our business and will require additional funding to sustain operations through the next twelve months. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our offices are currently located at P.O. Box 49, 134 Suncook Valley Road, Center Barnstead, New Hampshire 03225. Our telephone number is (702) 943-0714. We do not have a website at this time.

On-Line Advertising Overview

Online advertising expenditures are expected to continue to grow in the coming years. However, the industry remains largely fragmented and without an established leader. As the industry expands, businesses are eagerly seeking higher returns on their advertising dollars. Many potential advertisers, particularly those who have relied heavily on passive reception of their TV and radio ads, have not yet committed substantial portions of their advertising budgets to online media.

Objectives

We hope to facilitate more diverse advertising opportunities and to enable higher returns on advertising investments for our clients by producing effective online media that will provide businesses with increased sales, successful branding, and ultimately more profits.

The company has no revenues at this time. As of August 8, 2006 we had slightly over approximately $400.00 in cash. It is our belief that this will suffice until we are quoted on the NASD Over the Counter Bulletin Board. Although the company generally intends to raise additional funds once this Registration Statement is declared effective, we have no specific plans, understandings or agreements with respect to those plans. No specific consideration has been given to the prospect of our securities being offered and no arrangements have been made with any third party with respect to any private offerings. Since we have no such arrangements or plans currently in effect, it is possible that we would be unsuccessful in raising needed funds. Our inability to raise funds would prevent us from completing the infrastructure needs as well as the development and implementation of a marketing and sales plan and would have a severe negative impact on our ability to remain a viable company.

Products and Services

In comparison to other media, online advertising has the unique capacity of being targeted and adapted based on consumers behaviors, facilitating immediate sales, and accurately measuring consumer responses to advertisements. The impact of traditional banner advertising campaigns has been limited. The online industry has recognized the need for more effective online advertising products. As a result, we will focus on developing products and services that engage online users and encourage their interaction. The Company’s capacity to quickly deliver content in a highly appealing fashion will allow more effective uses of corporate online marketing budgets, generate significantly higher returns on advertising investments, and will thus revolutionize the online advertising industry. The company’s core offering will be media marketing products, which include the following:

• Development of dynamic, interactive web sites that combine content and style
• Effective online advertising tools such as on-line commercials and flash banners
• Presentations on the internet, compact disc or other media

Web Site Development

Since internet use has exploded over the last decade, large corporations have all created internet sites. Today, premium internet site development is a business requirement for all companies. We will offer internet site development services that will be appealing, user-friendly, sophisticated, informative and interactive.

Internet Commercials & Flash Banners

This product is designed to allow clients to reap rewards from the convergence of television and online advertising by delivering television style commercials in 5-7 second (typically) online commercials. Since internet commercials are a short, targeted, sophisticated form of advertisement that closely resembles television ads, they are more likely to be viewed than other online advertising media.

While traditional banners have not been as effective as hoped, there is a continuing demand for banner advertisements in online media. We will provide this service to clients at their request.

Presentations

This product is intended to enable clients to capitalize on the ability to make product demonstrations and online manuals available to the worldwide market 24 hours a day, thus greatly reducing per-viewing costs. Corporations utilize this product to present their products to qualified consumers, and the consumers can instantly proceed to a linked e-commerce destination that processes orders for the product. Additionally, presentations can be provided on CD or MP-3 formats.

Marketing

Our primary customers are advertising and marketing executives of large corporations whose primary goals are creating corporate image, brand recognition and maximizing profits from online sales. The foremost challenge that most companies face is delivering a captivating and effective message quickly. Internet users exercise control over their online experience, which creates greater difficulties in engaging a user's attention online than on traditional broadcast media, such as radio or television, which relies on the passive reception of messages. Therefore, an effective Internet advertisement must capture and keep the attention of its target viewer in order for it to be effective.

A secondary challenge faced by most companies is difficulty in differentiation. The number of internet sites and internet advertisements has increased dramatically, due in part to growth in the number of internet users, the advent of easy-to-use Web site authoring software and the continuing growth of electronic commerce. As a result, internet publishers increasingly face difficulty in differentiating themselves to prospective advertisers and in gaining access to advertising decision makers.

We intend to help our clients acquire and retain their customers by delivering content in a way that engages the user and allows him/her to interact with the medium. Consumers use the internet for two reasons - to get information and/or to be entertained. We believe that by creating interesting, appealing internet advertising, companies can attract and keep users, thereby exposing them to more branding and more advertisements, thus maximizing the return on the clients’ online advertising investments.

Over the next twelve months we hope to develop a sales and marketing strategy that will employ a number of promotional tools to reach prospective clients. These tools will include high impact television advertising in business and technology programs, print advertising in business and technology, general news and advertising industry publications, Internet marketing via use of internet commercials, cooperative advertising, trade shows, and other events.

We will also use our own production skills to develop advertisements to market itself on the internet and to help establish our own brand. We may also employ direct marketing campaigns utilizing our products to demonstrate the effectiveness of our services.

We recognize that our current management and Board of Directors do not have sufficient marketing experience to create and execute an effective marketing plan. Accordingly, it is our intention to seek out a consulting firm(s) that specializes in this arena.

Competition

The internet advertising industry is highly competitive. The services we plan to introduce will encounter strong competition from many other advertising firms, including many with greater financial resources than ours. As the global advertising market continues to expand, we expect there to be significant competition from companies similar to ours, as well as from larger and more established companies. Our competitors include;

1.  ValueClick, Inc. operates as an online marketing services company worldwide. It offers a suite of products and services that enable marketers to advertise and sell their products through various online marketing channels. The company operates in three segments: Media, Affiliate Marketing, and Technology. The Media segment provides a range of online media solutions in the categories of display/Web advertising, lead generation marketing, email marketing, search marketing, comparison shopping, and promotional and industry-focused online content to advertisers and advertising agencies. It also sells consumer products directly to end-user consumers through its own e-commerce Websites. ValueClick was founded in 1998 and is based in Westlake Village, California

2. The Interpublic Group of Companies, Inc. and its subsidiaries, an advertising and marketing services company, provides custom marketing solutions primarily in the United States. Its services include advertising, marketing and corporate communications, public relations, sales promotion, event marketing, sports and entertainment marketing and corporate, and brand identity services. The company primarily operates in the United States, Europe, the United Kingdom, Asia Pacific, and Latin America. The Interpublic was founded in 1902. It was formerly known as McCann-Erickson Incorporated and changed its name to The Interpublic Group of Companies, Inc. in 1961. The company is headquartered in New York City.

3. Adsouth Partners, Inc. operates as an advertising agency with a focus on direct response marketing in the United States and Canada. The company provides various advertising services primarily comprising the placement of advertising in television, Internet, and print media outlets; the production of advertising content, including television commercials, print advertising, and other graphics design literature; and advertising and marketing consulting services. Adsouth Partners was founded in 2003.

Employees

We have no full time employees at this time. All functions including development, strategy, negotiations and clerical are currently being provided by our officers on a voluntary basis.

Description of Property

We currently maintain our corporate offices at 134 Suncook Valley Road, Center Barnstead, New Hampshire 03225 in space provided to us at no cost by an officer. We believe that this space will be sufficient until we start generating revenues and need to hire employees.

Management's Discussion and Analysis or Plan of Operation

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Cassidy Media, Inc. and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.
All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are focused on becoming an online marketing and media solutions firm. Our goal is to maximize the value of our clients' advertising and e-Business by providing effective online marketing. We expect to attain this goal by providing clients with assistance through the creative process, production, planning and placement of online advertisements.

Results of Operations

During the period from June 7, 2006 (inception) through July 31, 2006, we incurred a net loss of $2,982. Such loss consisted primarily of professional fees of $1,000 and start up cost of $1,925.

Revenues

We had no revenues for the period from June 7, 2006 (inception) through July 31, 2006. We do not anticipate generating any revenues for the next 12 months.

Liquidity and Capital Resources

Our balance sheet as of July 31, 2006 reflects assets of $17,925. Deferred offering costs amount to $17,500. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

We borrowed $10,000 from First Line Capital, LLC and have the right to borrow an additional $10,000 upon delivering said lender 2-days advance notice of our request to borrow additional sums. The monies we borrow are due two years from the date of borrowing with interest accruing at the rate of 8% per annum.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We will require additional capital and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name	Age	Positions and Offices Held
Kimberly A. Hennessey	35	President, Chief Executive Officer, Chief Financial Officer and Director
Nicole Gagne	30	Secretary

The business address of our officers and directors is c/o Cassidy Media, Inc., 134 Suncook Valley Road, Center Barnstead, New Hampshire 03225.

Kimberly A. Hennessey currently owns and operates her own CPA firm and has been doing so since the fall of 2003. Her practice includes everything from small business planning, accounting services, tax planning and preparation services for all types of tax entities to bookkeeping and payroll services. Kim has also spoken at various seminars. She is also required to keep up her education credit requirements to maintain her license as a certified public accountant. Kim received her license from the state of New Hampshire in February of the year 2000. Prior to starting her own firm in Hew Hampshire, Kim worked as a Senior Accountant at the firm of Smith & Wells, PLLC in Concord, NH during the period of 1997 through the fall of 2003. During the years of 1994 through 1997 Kim was a staff accountant with the firm of Plodzik and Sanderson, P.A. in Concord, NH. At this firm, Kim was on the governmental audit team, auditing municipalities, school districts and not-for-profit entities throughout the sate of NH. Throughout her accounting career, Kim has been a member of several business organizations, including the Concord Chamber of Commerce and the NEGASC committee as well as participating in many local volunteer services, including the local Girl Scouts.

Nicole Gagne is a graduate of the University of South Florida this Spring of 2006. She graduated with a Bachelor of Science in Elementary Education with ESOL Endorsement. Nicole had earned her Associates degree in Arts Elementary Education in the year 2004. During her education years, Nicole took part in a pilot program sponsored by the USF College of Education and Apple computers aimed at preparing teachers to appropriately and effectively integrate technology into their classrooms.

There are no family relationships among our directors and officers. None of our directors or officers is a director in any other reporting companies. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Executive Compensation.

Kimberly Hennessey, our president, chief executive officer, chief financial officer and a director, was issued 8,000,000 shares in June 2006 in consideration for her services rendered to the company.

Nicole Gage, our secretary, was issued 500,000 shares in June 2006 in consideration for her services rendered to the company.

We do not have any employment agreements with our officers. We do not maintain key-man life insurance for any of our executive officers or directors. We do not have any long-term compensation plans or stock option plans.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Wolinetz, Lafazan & Company, P.C. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have an audit committee or nominating committee. Ms. Hennessey is the board’s financial expert member. She has extensive experience as a qualified accountant. She currently owns and operates her own CPA firm and has been doing so since the fall of 2003
Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our executives or directors.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of August 8, 2006, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 9,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o Cassidy Media, Inc., 134 Suncook Valley Road, Center Barnstead, New Hampshire 03225.

Name Of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Kimberly A. Hennessey	Common	8,000,000	88.9%
Nicole Gagne	Common	500,000	5.5%
All directors and executive officers as a group (two persons)	Common	8,500,000	94.4%

Certain Relationships and Related Transactions

The company's Director has contributed office space for our use for all periods presented. There is no charge to us for the space.

Kimberly Hennessey, our president, chief executive officer, chief financial officer and a director, was issued 8,000,000 shares in June 2006 in consideration for her services to the company.

Nicole Gagne, our secretary, was issued 500,000 shares in June 2006 in consideration for her services to the company.

Our officers and directors can be considered as promoters of Cassidy Media, Inc. in consideration of their participation and managing of the business of the company since its incorporation.

Other than as set forth above, there are no transactions during the last two years, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;

b) Any majority security holder; and

c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

Selling Security Holders

The following table sets forth the shares beneficially owned, as of August 8, 2006, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

The shares were offered and sold to the selling stockholders in a private placement made (i) to selling stockholders who are non-U.S. persons (all of the selling stockholders named in the following table, other than First Line Capital, LLC) in offshore transactions pursuant to the exemption from the registration under the Securities Act provided by Regulation S and (ii) to one U.S. persons pursuant to the exemption from the registration provided by Section 4(2) of the Securities Act. None of the selling stockholders are affiliates or controlled by our affiliates and none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

		Number of Shares Offered by Selling Security holder and Percent of Total Issued and Outstanding Held After the Offering(1)
Name of Selling Security holder	Common Shares Owned	# of Shares	% of Class
First Line Capital, LLC	50,000	50,000	*
Ms. Li Bao	1,000	1,000	*
Mr. Ying Bao	40,000	40,000	*
Mr. Yong Bao	3,000	3,000	*
Ms. Renli Dai	1,000	1,000	*
Mrs. Chengeheng Fan	90,000	90,000

Mr. Peixiong	70,000	70,000	*
Mrs. Suhua Cao	4,000	4,000	*
Ms. Yueyi Chen	4,000	4,000	*
Ms. Liyuan Guo	4,000	4,000	*
Ms. Juan Jia	5000	5,000	*
Mr. Linlin Jiang	80,000	80,000	*
Mrs. Zhongshu Jiang	68,000	68,000	*
Mrs. Deqiong Qing	2,000	2,000	*
Mr. Dequan Qing	2,000	2,000	*
Mr. Deyuan Qing	2,000	2,000	*
Mr. Xiaolin Qing	2,000	2,000	*
Mr. Song Qing	2,000	2,000	*
Mr. Yuanqiang Shi	2,000	2,000	*
Mr. Libo Sun	2,000	2,000	*
Mr. Yu Tang	2,000	2,000	*
Mrs. Guohong Wang	2000	2,000	*
Mrs. Heyan Wang	2000	2,000	*
Mrs. Lin Xu	2000	2,000	*
Mrs. Xiafeng Yang	2000	2,000	*
Mrs. Jun He	2000	2,000	*
r. Kai He	2000	2,000	*
Mrs. Wenxue Hu	2000	2,000	*
Mr. Yu Hu	2000	2,000	*
Mr. JianKang Huang	2000	2,000	*
Ms. Jing Lai	2000	2,000	*
Mrs. Yipin Li	2000	2,000	*
Mrs. Yongmei Liu	2000	2,000	*

Mrs. Yun Liu	2000	2,000	*
Ms. Tianyue Lv	2000	2,000	*
Ms. Qinyu Liu	2000	2,000	*
Ms. Feniu Luo	2000	2,000	*
Mrs. Ping Liu	26,000	26,000	*
Mr. Wei Zhang	2,000	2,000	*
Mr. Huabo Zhao	2,000	2,000	*
Mr. Zhanglun Zhou	2,000	2,000	*

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.
(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 9,000,000 shares of common stock issued and outstanding as of August 8, 2006.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Expenses of Issuance and Distribution.

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount
Accounting fees and expenses	$15,000*
SEC registration fee	$107.00
Legal fees and other expenses	$25,000*
Miscellaneous - Estimated	$3,500
Total	$43,607.00*

*Estimated Expenses.

Plan of Distribution

The Offering

We are offering up to a total of 3,000,000 shares of common stock on a best efforts basis. The offering price is $0.03 per share. The offering will be for a period of 90 business days from the effective date and may be extended for an additional 90 business days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 3,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may only sell a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed promptly after a subscription is accepted and "good funds" are received in our account.

We will sell the shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:

1.	None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2.
None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	None of such persons is, at the time of his participation, an associated person of a broker- dealer; and
4.
All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3a4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering will be used to pay the salaries of our officers.

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

We intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 90 business days. We may extend the offering for an additional 90 business days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Cassidy Media, Inc." Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Selling Security Holders Distribution

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders holders will be offering our common shares at a price of $0.02 per common share. Notwithstanding the foregoing, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers. To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.
Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

Dividend Policy

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

Share Capital
Security Holders

At August 8, 2006, there were 9,000,000 common shares outstanding which were held by 43 stockholders of record.

Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities.  Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.
The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 common stock with par value of 0.0001, of which 9,000,000 shares are issued and outstanding as of August 8, 2006. Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. Each holder of the Company's Common shares is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Legal Matters

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

Experts

The financial statements included in this prospectus and in the registration statement have been audited by Wolinetz, Lafazan & Company, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Indemnification for Securities Act Liabilities

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Where You Can Find More Information

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

CASSIDY MEDIA, INC.

FINANCIAL STATEMENTS
July 31, 2006

INDEX

PAGE NUMBER
PART I. FINANCIAL INFORMATION
Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Cassidy Media, Inc.

We have audited the accompanying balance sheet of Cassidy Media, Inc. (a Development Stage Company) (“the Company”) as of July, 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period June 7, 2006 (inception) to July, 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cassidy Media, Inc. at July, 31, 2006, and the results of its operations and its cash flows for the period June 7, 2006 (inception) to July, 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred an operating loss for the period June 7, 2006 (inception) to July, 31, 2006, has had no revenues and has not commenced planned principal operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wolinetz, Lafazan & Company, P.C.
WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
August 2, 2006

CASSIDY MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JULY, 31, 2006

ASSETS

Current Assets:
Cash	$425

Total Current Assets	425

Deferred Offering Costs	17,500

Total Assets	$17,925

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accrued Liabilities	$57

Total Current Liabilities	57

Long-Term Debt	10,000

Total Liabilities	10,057

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock, $.0001 par value; 5,000,000 shares authorized,
none issued and outstanding	-
Common Stock, $.0001 par value; 500,000,000 shares authorized,
9,000,000 shares issued and outstanding	900
Additional Paid-In Capital	9,950
Deficit Accumulated During the Development Stage	(2,982)

Total Stockholders’ Equity	7,868

Total Liabilities and Stockholders’ Equity	$17,925

The accompanying notes are an integral part of these financial statements.

CASSIDY MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD JUNE 7, 2006 (INCEPTION) TO JULY, 31, 2006

Net Revenues		$-

Costs and Expenses:
Start Up Costs		1,925
Professional Fees		1,000

Total Costs and Expenses		2,925

Loss from Operations before Other Expense		(2,925)

Other Expense:
Interest Expense		(57)

Net Loss	$	(2,982)

Basic and Diluted Loss Per Share	$	( .00)

Weighted Average Common Shares Outstanding		9,000,000

The accompanying notes are an integral part of these financial statements.

CASSIDY MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD JUNE 7, 2006 (INCEPTION) TO JULY, 31, 2006

				Deficit
			Additional	Accumulated
	Common Stock		Paid-In	During the
	Shares	Amount	Capital	Development Stage	Total

Balance, June 7, 2006	-	$-	$-	$-	$-

Common Stock Issued to Founders
for Services, June 2006	8,500,000	850	-	-	850

Common Stock Issued to Private Investors,
at $.02 Per Share, June 2006	500,000	50	9,950	-	10,000

Net Loss for the Period	-	-	-	(2,982)	(2,982)

Balance, July, 31, 2006	9,000,000	$900	$9,950	$ (2,982)	$7,868

The accompanying notes are an integral part of these financial statements.

CASSIDY MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD JUNE 7, 2006 (INCEPTION) TO JULY, 31, 2006

Cash Flows from Operating Activities:
Net Loss	$	(2,982)
Adjustments to Reconcile Net Loss to Net Cash Used
in Operating Activities:
Common Stock Issued for Services		850
Changes in Assets and Liabilities:
Increase in Accrued Liabilities		57

Net Cash Used in Operating Activities		(2,075)

Cash Flows from Investing Activities:		-

Cash Flows from Financing Activities:
Proceeds of Borrowings		10,000
Proceeds from Sale of Common Stock		10,000
Payments of Deferred Offering Costs		(17,500)

Net Cash Provided by Financing Activities		2,500

Increase in Cash		425

Cash - Beginning of Period		-

Cash - End of Period		$425

Supplemental Disclosures of Cash Flow Information:
Interest Paid		$-
Income Taxes Paid		$-

The accompanying notes are an integral part of these financial statements.

CASSIDY MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -	Summary of Significant Accounting Policies

Organization

Cassidy Media, Inc. (“the Company”) was incorporated on June 7, 2006 under the laws of the State of Nevada. The Company has selected December 31 as its fiscal year.

The Company has not yet generated revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7. The Company intends to be in the business of providing online media advertising. There is no assurance, however, that the Company will achieve its objectives or goals.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company utilizes the accrual method of accounting.

Advertising Costs

Advertising costs will be charged to operations when incurred. The Company did not incur any advertising costs during the period ended July, 31, 2006.

Income Taxes

The Company accounts for income taxes using the asset and liability method described in SFAS No. 109, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Loss Per Share

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented. Diluted loss per common share is the same as basic loss per common share as there are no potentially dilutive securities outstanding (options and warrants).

CASSIDY MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -	Summary of Significant Accounting Policies (Continued)

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of cash and notes payable approximates fair value because of the immediate or short-term maturity of these financial instruments.

Research and Development

Research and development costs will be charged to expense as incurred. The Company did not incur any research and development costs during the period ended July, 31, 2006.

Recently Enacted Accounting Standards

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS 123R “Share Based Payment,” a revision of SFAS 123, “Accounting for Stock Based Compensation.” This standard requires the Company to measure the cost of employee services received in exchange for equity awards based on grant date fair value of the awards. The Company has adopted SFAS 123R effective June 7, 2006. The standard provides for a prospective application. Under this method, the Company will begin recognizing compensation cost for equity based compensation for all new or modified grants after the date of adoption. In addition, the Company will recognize the unvested portion of the grant date fair value of awards issued prior to the adoption based on the fair values previously calculated for disclosure purposes. At July, 31, 2006, the Company had no options outstanding.

NOTE 2 -	Going Concern

The Company is a development stage Company and has not commenced planned principal operations. The Company had no revenues and incurred a net loss of $2,982 for the period June 7, 2006 (inception) to July, 31, 2006. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

CASSIDY MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 -	Going Concern (Continued)

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

During the period June 7, 2006 to July, 31, 2006, the Company borrowed $10,000 from an entity that is also a stockholder on credit lines aggregating $20,000.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof. The Company currently plans to raise gross proceeds of approximately $90,000 through an offering of its common stock. There can be no assurances that the Company will be able to raise the additional funds it requires.

NOTE 3 -	Cash

Cash represents Company funds that were wired directly into an attorney escrow account. There are no restrictions on such funds. Disbursements from the escrow account are made upon authorization from the Company. Accordingly, the Company considers these funds as cash for statement of cash flows purposes.

NOTE 4 -	Long-Term Debt

Long-term debt consists of the following:

Note payable to an entity that is also a stockholder, with a borrowing line of up to $20,000, bearing interest at 8% per annum and principal and
interest payable July 5, 2008	$10,000

Maturities of long-term debt are as follows:

Twelve Months Ending During
July 31, 2007	$-
July 31, 2008	10,000

$10,000

CASSIDY MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 5 -	Common Stock

In June 2006 the Company issued 8,500,000 shares of common stock valued at $800 to the Founders of the Company for services.

In July 2006 the Company sold 500,000 shares of common stock for $10,000 to private investors.

NOTE 6 -	Preferred Stock

The Company’s Board of Directors may, without further action by the Company’s stockholders, from time to time, direct the issuance of any authorized but unissued or unreserved shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitations of each series. The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock. Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.